EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Patriot Coal Corporation of our report dated February 19, 2007 relating to the financial statements of KE Ventures, LLC as of and for the years ended December 31, 2006 and 2005, which appears in Patriot Coal Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 9, 2009